UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BIODEL INC.

(Exact name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

**** IMPORTANT REMINDER – YOUR IMMEDIATE ACTION IS REQUESTED ***

October 3, 2016

Dear Stockholder:

We previously mailed you proxy materials for the 2016 Annual Meeting of Stockholders of Biodel Inc. to be held on October 24, 2016. According to our latest records, at the time of mailing of this reminder letter, we have not yet received your vote.

The Annual Meeting is now only a short time away. It is important that you provide your voting instructions as soon as possible in order to make sure that your shares will be voted in accordance with your instructions at the Annual Meeting.

If you hold your shares in the name of a brokerage firm or through another nominee, your broker/nominee cannot vote your shares on certain of the proposals to be voted on at the Annual Meeting unless it receives your specific instructions.

We encourage you to vote as recommended by Biodel’s board of directors, which has recommended that you vote FOR proposals one through five.

Information on how to provide your voting instructions has been included with this letter. The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares by telephone or over the Internet are enclosed with this letter. Alternatively, you may sign and return the enclosed voting form in the envelope provided.

YOUR VOTE IS IMPORTANT, AND WE ENCOURAGE YOU TO VOTE TODAY.

If you have questions or need assistance voting your shares, you should contact:

Morrow & Co., LLC

Brokers, call collect: (203) 658-9400

Stockholders, call toll free: (800) 662-5200

Thank you for your investment in Biodel Inc. and continued support.

Sincerely,

Gary G. Gemignani

Chief Financial Officer and

Interim Chief Executive Officer

Additional Information and Where You Can Find It

Biodel filed a definitive proxy statement with the SEC on September 19, 2016 in connection with the solicitation of proxies for its 2016 Annual Meeting of Stockholders and is mailing the definitive proxy statement and other relevant materials to Biodel’s stockholders. At the 2016 Annual Meeting of Stockholders, Biodel’s stockholders will be asked to approve, among other things, a proposal for the issuance of Biodel’s common stock in the previously announced proposed transaction with Albireo. BIODEL’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR BIODEL’S 2016 ANNUAL MEETING OF STOCKHOLDERS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BIODEL, ALBIREO AND THE PROPOSED TRANSACTION. These documents and other documents filed by Biodel can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing Biodel’s website at www.biodel.com or by contacting Biodel’s Corporate Secretary at 203-796-5000 or by mail at Investor Relations, Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810.

Participants in Solicitation

Biodel, Albireo, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Biodel’s stockholders in connection with Biodel’s 2016 Annual Meeting of Stockholders under the rules of the SEC. Information about these participants, and a description of their direct and indirect interests, by security holdings or otherwise, may be found in the definitive proxy statement that Biodel filed with the SEC on September 19, 2016 relating to its 2016 Annual Meeting of Stockholders. The definitive proxy statement is being mailed to all stockholders of record as of the record date set for the 2016 Annual Meeting of Stockholders and can also be obtained free of charge from the sources indicated above. Other information regarding participants in the proxy solicitation may be contained in other relevant materials filed by Biodel with the SEC.